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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 2009, in the Registration Statement (Form S-1) and the related Prospectus of Ironwood Pharmaceuticals, Inc. for the registration of shares of its Class A common stock.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
November 20, 2009

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  EXHIBIT 23.1